                                                                      EXHIBIT 11

                          STONE CONTAINER CORPORATION
                    COMPUTATION OF PRIMARY AND FULLY DILUTED
                          NET INCOME (LOSS) PER SHARE
                        (in millions, except per share)

                                                                                                      YEAR ENDED DECEMBER 31,
                                                                                                  -------------------------------
PRIMARY EARNINGS PER SHARE                                                                          1995       1994       1993
------------------------------------------------------------------------------------------------  ---------  ---------  ---------
Shares of Common Stock:
  Weighted average number of common shares outstanding..........................................       94.1       88.2       71.2
                                                                                                  ---------  ---------  ---------
Primary Weighted Average Shares Outstanding.....................................................       94.1       88.2       71.2
                                                                                                  ---------  ---------  ---------
                                                                                                  ---------  ---------  ---------
Net Income (Loss)...............................................................................  $   255.5  $  (204.6) $  (358.7)
Less: Series E Cumulative Convertible Exchangeable Preferred Stock dividend.....................       (8.1)      (8.1)      (8.1)
     Redemption premium on redeemable preferred stock of a
        consolidated affiliate..................................................................       --         (4.0)      --
                                                                                                  ---------  ---------  ---------
Net income (loss) used in computing primary net income (loss) per common share..................  $   247.4  $  (216.7) $  (366.8)
                                                                                                  ---------  ---------  ---------
                                                                                                  ---------  ---------  ---------
Primary Earnings Per Share......................................................................  $  2.63    $   (2.46)     (5.15)
                                                                                                  ---------  ---------  ---------
                                                                                                  ---------  ---------  ---------


                                                                                                      YEAR ENDED DECEMBER 31,
                                                                                                  -------------------------------
FULLY DILUTED EARNINGS PER SHARE                                                                    1995       1994       1993
------------------------------------------------------------------------------------------------  ---------  ---------  ---------
Shares of Common Stock:
  Weighted average number of common shares outstanding..........................................       94.1       88.2       71.2
  Dilutive effect of options and warrants.......................................................       --           .1       --
  Addition from assumed conversion of 8.875% convertible senior subordinated notes..............       15.2       21.6       10.4
  Addition from assumed conversion of 6.75% convertible subordinated debentures.................        2.0        3.4        3.4
  Addition from assumed conversion of Series E Cumulative Convertible Exchangeable Preferred
   Stock........................................................................................        3.4        3.4        3.4
                                                                                                  ---------  ---------  ---------
Fully Diluted Weighted Average Shares Outstanding...............................................      114.7      116.7       88.4
                                                                                                  ---------  ---------  ---------
                                                                                                  ---------  ---------  ---------
Net Income (Loss)...............................................................................  $   255.5  $  (204.6) $  (358.7)
Less: Series E Cumulative Convertible Exchangeable Preferred Stock dividend.....................       (8.1)      (8.1)      (8.1)
     Income adjustment associated with assumed conversion of Stone-
        Consolidated Corporation 8% convertible subordinated debentures.........................      (10.6)      --         --
     Redemption premium on redeemable preferred stock of a consolidated affiliate...............       --         (4.0)      --
Add back: Interest on 8.875% convertible senior subordinated notes..............................        9.5       13.5        6.8
          Interest on 6.75% convertible subordinated debentures.................................        2.8        4.7        4.7
          Income adjustment associated with assumed conversion of Stone-
             Consolidated 8% convertible subordinated debentures................................       --          6.9         .6
          Series E Cumulative Convertible Exchangeable Preferred Stock dividend.................        8.1        8.1        8.1
                                                                                                  ---------  ---------  ---------
Net income (loss) used in computing fully diluted net income (loss) per common share............  $   257.2  $  (183.5) $  (346.6)
                                                                                                  ---------  ---------  ---------
                                                                                                  ---------  ---------  ---------
Fully Diluted Earnings Per Share (A)............................................................  $    2.24  $   (1.57) $   (3.92)
                                                                                                  ---------  ---------  ---------
                                                                                                  ---------  ---------  ---------

---------

(A) Fully diluted earnings per share for 1994 and 1993 are not disclosed in the consolidated financial statements because the amounts are anti-dilutive.

                                       72